As Filed with the Securities and Exchange Commission on August 8, 2007

Post-Effective Amendment to Registration Statements on Form S-3

(Registration Nos. 333-104530, 333- 108610, 333-107631, 333-114628)

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

Post-Effective Amendment

To Form S-3

REGISTRATION STATEMENT

Under

THE SECURITIES ACT OF 1933

K2, INC.

(Exact name of registrant as specified in its charter)

Delaware	95-2077125
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)

5818 El Camino Real

Carlsbad, California

(Address of Principal Executive Offices)

James E. Lillie

President

5818 El Camino Real

Carlsbad, California 92008

(760) 494-1000 (Name, address, including zip code, and telephone number, including area code, of agent for service)

Copy to:

Mark A. Rosebrock

Associate General Counsel and Assistant Secretary

5818 El Camino Real

Carlsbad, California 92008

(760) 494-1000

Deregistration of Securities

Pursuant to Rule 478(a)(4) under the Securities Act of 1933, as amended, K2, Inc. (the “Company”) hereby withdraws from registration under this Post-Effective Amendment any and all shares of Common Stock, par value $1.00 per share, of the Company (“Common Stock”) originally registered under the Registration Statements on Form S-3 (File Nos. 333-104530, 333-108610, 333-107631, 333-114628) which have not been issued. Following the merger of the Company with K2 Merger Sub, Inc., a wholly owned subsidiary of Jarden Corporation, such shares will not be issued or sold.

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Signatures

Pursuant to the requirements of the Securities Act of 1933, as amended, K2, Inc. certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this Post-Effective Amendment to its Registration Statements on Form S-3 (File Nos. 333-104530, 333-108610, 333-107631, 333-114628) to be signed on its behalf by the undersigned, thereunto duly authorized, in City of Carlsbad, State of California, on the 8th day of August, 2007.

K2, INC.

By:	/S/ JAMES E. LILLIE
Name:	James E. Lillie
Title:	President

Pursuant to the requirements of the Securities Act of 1933, as amended, this Post-Effective Amendment to the Registration Statements on Form S-3 (File Nos. 333-104530, 333-108610, 333-107631, 333-114628) has been signed below by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/S/ JAMES E. LILLIE Name: James E. Lillie	President [Principal Executive Officer]	August 8, 2007

/S/ DUDLEY W. MENDENHALL Name: Dudley W. Mendenhall	Chief Financial Officer & Senior Vice President – Finance [Principal Financial Officer]	August 8, 2007

/S/ THOMAS HILLEBRANDT Name: Thomas Hillebrandt	Corporate Controller and Chief Accounting Officer [Principal Accounting Officer]	August 8, 2007

/S/ MARTIN E. FRANKLIN Name: Martin E. Franklin	Director	August 8, 2007

/S/ IAN G.H. ASHKEN Name: Ian G.H. Ashken	Director	August 8, 2007

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